UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 26, 2011

AGREE REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland
(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

31850 Northwestern Highway Farmington Hills, MI (Address of principal executive offices)	48334 (Zip code)

(Registrant’s telephone number, including area code)  (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.            Entry into a Material Definitive Agreement

On October 26, 2011, Agree Limited Partnership (the “Operating Partnership”), the majority-owned operating partnership of Agree Realty Corporation (the “Company”), entered into a Credit Agreement which provides for a new $85 million unsecured revolving credit facility (the “Credit Facility”) with the Company’s bank group.  The Credit Facility replaces its prior $55 million credit facility and its $5 million line of credit.  The Credit Facility is a three-year $85 million revolving credit facility that matures on October 26, 2014. The Credit Facility can be extended for two-one year extensions at the Company’s option, subject to customary conditions.  At the request of the Company, the total commitments under the Credit Facility may be increased up to an aggregate of $135 million.  Borrowings under the Credit Facility are priced at LIBOR plus 175 to 260 basis points depending on the Company’s leverage ratio, and were anticipated to be 185 basis points over LIBOR at closing.  As of October 26, 2011, the Company borrowed $54 million on the Credit Facility.  The net proceeds from the Credit Facility were used to repay the Company’s prior credit facility and line of credit.

The Credit Facility contains customary covenants, including financial covenants regarding debt levels, total liabilities, tangible net worth, fixed charge coverage, unencumbered borrowing base properties, permitted investments etc.  The Company was in compliance with the covenant terms at closing.

The Company’s bank group includes Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Other Lenders Party Hereto.  Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC served as Joint Lead Arrangers and Joint Book Managers and PNC Bank, National Association served as Syndication Agent.  Also participating were Bank of Montreal and U.S. Bank, National Association.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which has been filed as Exhibit 10.1 to this report and is incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01              Regulation FD Disclosure

On October 26, 2011, the Company issued a press release announcing the Credit Facility. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item  9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1
Credit Agreement, dated October 26, 2011, among Agree Limited Partnership, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and The Other Lenders Party Hereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC as Joint Lead Arrangers and Joint Book Managers, PNC Bank, National Association as Syndication Agent.

99.1	Press release, dated October 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

/s/ Alan D. Maximiuk
Vice President, Finance, Chief Financial Officer

Date:  November 1, 2011

EXHIBIT INDEX

Exhibit	Description

10.1
Credit Agreement, dated October 26, 2011, among Agree Limited Partnership, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and The Other Lenders Party Hereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC as Joint Lead Arrangers and Joint Book Managers, PNC Bank, National Association as Syndication Agent.

99.1	Press release, dated October 26, 2011.